ACCELERANT HOLDINGS
ACCELERANT SHARE INCENTIVE PLAN

Restricted Share Unit Award Notice
(Time-Based Vesting)

[Name of Recipient]
You have been awarded a restricted share unit award (the “Award”) with respect to Common Shares of Accelerant Holdings, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), pursuant to the terms and conditions of the Accelerant Share Incentive Plan (the “Plan”) and the Restricted Share Unit Award Agreement (together with this Award Notice, the “Agreement”). Copies of the Plan and the Restricted Share Unit Award Agreement are attached hereto. Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Share Units:	You have been awarded a restricted share unit award with respect to [____] Common Shares, par value $0.0000011951862 per share, subject to adjustment as provided in the Plan.

Grant Date:	[_________]

Vesting Schedule:
[Annual award vesting:] Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company in effect as of the Grant Date, the Award shall vest 100% on the one-year anniversary of the Grant Date, if, and only if, you are, and have been, continuously serving as a Non-Employee Director through the vesting date[; provided, however, if (i) you cease to be a Non-Employee Director due to the expiration of your term of office at the Company’s Annual Meeting of Shareholders to be held in May 20[__] and (ii) the date of such meeting is before the one-year anniversary of the Grant Date, the Award will vest on the date of such meeting].

[One-time award vesting:] Except as otherwise provided in the Plan, the Agreement or any other agreement between you and the Company in effect as of the Grant Date, the Award shall vest with respect to one-third (1/3) of the Common Shares subject to the Award on each of the first, second and third anniversaries of the Grant Date; provided however, if (i) you cease to be a Non-Employee Director due to the expiration of your term of office at the Company’s Annual Meeting of Shareholders to be held in May 20[__] and (ii) the date of such meeting is before the three-year anniversary of the Grant Date, the final one-third (1/3) of the Award will vest on the date of such meeting.]

ACCELERANT HOLDINGS

By: ______________________________
Name:
Title:
Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Accelerant Holdings (or, if permitted through the Company’s third-party stock plan administrator, by electronically accepting this Award Notice), I hereby accept the Award granted to me and acknowledge and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

__________________________________	Date: _____________
Holder

ACCELERANT HOLDINGS
ACCELERANT SHARE INCENTIVE PLAN
RESTRICTED SHARE UNIT AWARD AGREEMENT
Accelerant Holdings, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Accelerant Share Incentive Plan (the “Plan”), a restricted share unit award (the “Award”) with respect to the number of Common Shares of the Company, par value $0.0000011951862 per share (“Shares”), set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.    Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company or electronically accepting this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect.
2.    Rights as a Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to the Shares subject to the Award unless and until, and only to the extent, such Shares become vested pursuant to Section 3 hereof and the Holder becomes a shareholder of record with respect to such Shares. As of each date on which the Company pays a cash dividend to record owners of Shares (a “Dividend Date”), the Holder shall have no entitlement to receive such cash dividend, and the number of Shares subject to the Award shall increase by (i) the product of the total number of Shares subject to the Award immediately prior to such Dividend Date multiplied by the dollar amount of the cash dividend paid per Share by the Company on such Dividend Date, divided by (ii) the Fair Market Value of a Share on such Dividend Date. Any such additional Shares shall be subject to the same vesting conditions and payment terms set forth herein as the Shares to which they relate.
3.    Restriction Period and Vesting.
3.1.    Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice. The period of time prior to the full vesting of the Award shall be referred to herein as the “Restriction Period.”
3.2.    Termination of Service.

(a)    Termination of Service Due to Death or Disability. If the Holder’s service as a Non-Employee Director terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then the Award shall become fully vested as of the date of such termination of service. For purposes of this Award, “Disability” means the disability of the Holder caused by any physical or mental injury, illness or incapacity as a result of which the Holder is, or is reasonably expected to be, unable to effectively perform the essential functions of the Holder’s duties for a substantially continuous period of more than 120 days or for any 180 days (whether or not continuous) within a 365 day period, as determined by the Committee in good faith.
(b)    Termination of Employment Other Than Due to Death or Disability. If the Holder’s service as a Non-Employee Director terminates prior to the end of the Restriction Period for any reason other than death or due to Disability or in connection with a Change in Control as contemplated in Section 3.3(b), then the Award shall be immediately and automatically forfeited by the Holder and cancelled by the Company to the extent unvested (after accounting for any vesting acceleration per the terms of the Vesting Schedule set forth in the Award Notice) .
3.3.    Change in Control.
(a)    Vesting of Award Not Assumed. In the event of a Change in Control prior to the end of the Restriction Period pursuant to which the Award is not effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of Shares, in each case, that preserve the value of the Shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control), the Award shall vest in its entirety as of the date of the Change in Control.
(b)    Vesting of Award Assumed. In the event of a Change in Control prior to the end of the Restriction Period pursuant to which the Award is effectively assumed or continued by the surviving or acquiring corporation in such Change in Control (as determined by the Board or Committee, with appropriate adjustments to the number and kind of Shares, in each case, that preserve the value of the Shares subject to the Award and other material terms and conditions of the outstanding Award as in effect immediately prior to the Change in Control) and the Holder ceases to serve as a Non-Employee Director in connection with such Change in Control, then the Award shall become fully vested as of the date of such termination of service.
4.    Issuance or Delivery of Shares. Subject to Section 6.14 and except as otherwise provided for herein, within sixty (60) days after the vesting of the Award, the Company shall issue or deliver, subject to the conditions of this Agreement, the vested Shares to the Holder. Such issuance or delivery shall be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such issuance or delivery. Prior to the issuance to the Holder of the Shares subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such Shares, and will have the status of a general unsecured creditor of the Company.

5.    Transfer Restrictions and Investment Representation.
5.1.    Non-Transferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.
5.2.    Investment Representation. The Holder hereby covenants that (a) any sale of any Shares acquired upon the vesting of the Award shall be made either pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws and (b) the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.
6.    Additional Terms and Conditions of Award.
6.1.    Withholding Taxes. (a) To the extent the Holder is subject to withholding taxes, as a condition precedent to the delivery to the Holder of any Shares upon vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (or such higher withholding amount elected by the Holder) (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder or withhold Shares.
(b)    Unless the Company (or, in the case of the Holder is subject to Section 16 of the Exchange Act, the Board or the authorized committee thereof) determines otherwise prior to the applicable vesting event, the Holder’s obligation to advance the Required Tax Payments shall be satisfied by the Company withholding from the Shares otherwise to be delivered to the Holder pursuant to the Award, a number of whole Shares having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award, equal to the Required Tax Payments. Shares to be withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments (or, if approved by the Company (or, in the case of the Holder is subject to Section 16 of the Exchange Act, the Board or the authorized committee thereof), such higher rate that will not cause adverse accounting consequences). Any fraction of a share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No Shares shall be delivered until the Required Tax Payments have been satisfied in full.

6.2.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares hereunder, the Shares subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
6.3.    Personal Data. The Company may process the Holder’s personal data, and shall do so in accordance with, and for the purposes set out in: (i) the Company’s Employee Privacy Notice, which can be obtained from the Company’s People Operations at peopleoperationsteam@accelins.com; and (ii) this Agreement. The Holder understands and acknowledges that the Company, the Holder’s employer and the Company’s other affiliates hold certain personal information regarding the Holder for the purpose of managing and administering this Agreement, including (without limitation) any Data. The Holder further understands and acknowledges that the Company and/or its affiliates will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Holder’s receipt of the Award and participation in this Agreement and that the Company and/or any affiliate may each further transfer Data to any third party assisting the Company in the implementation, administration and management of this Agreement. The Holder understands and acknowledges that the recipients of Data may be located in the United States or elsewhere. For purposes of this Agreement, “Data” means the Holder’s name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Shares, options to purchase Shares, or directorships held in the Company and details of all Shares, options to purchase Shares or any other entitlements to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Holder’s favor.
6.4.    Award Confers No Rights to Continued Service or Continued Participation in the Plan. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued service with the Company, any Subsidiary or any affiliate of the Company. The grant of the Award does not confer on the Holder any right to receive any further awards under the Plan at any time.
6.5.    Decisions of Board or Committee. The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.
6.6.    Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.7.    Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, by email to LegalNotices@accelins.com or by mail to Accelerant US Services Company, LLC, 400 Northridge Rd., Suite 800, Sandy Springs, GA 30350, Attention: US General Counsel, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.
6.8.    Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.
6.9.    Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control. The Holder hereby acknowledges receipt of a copy of the Plan.
6.10.    Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
6.11.    Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
6.12.    Amendment and Waiver. The Company may amend the provisions of this Agreement at any time; provided that an amendment that would materially and adversely affect the Holder’s rights under this Agreement shall be subject to the written consent of the Holder. No course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
6.13.    Counterparts. The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
6.14.    Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code, and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment for purposes of Section 409A of the Code. To the extent this Agreement provides for the Award to be settled upon, or in connection with, the Holder’s termination of service, the applicable Shares shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code; provided that if the Holder is a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such Shares shall be transferred to the Holder or his or her beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of the Holder’s death.